                                                                   EXHIBIT 12.1


                      UNITED STATES STEEL CORPORATION, LLC
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        TOTAL ENTERPRISE BASIS--UNAUDITED
                              CONTINUING OPERATIONS
                              (DOLLARS IN MILLIONS)


                                                                       Year Ended December 31
                                                    ----------------------------------------------------------
                                                     2001          2000         1999        1998          1997
                                                     ----          ----         ----        ----          ----
Portion of rentals representing interest ..         $  45         $  48        $  46        $  52        $  47
Capitalized interest ......................             1             3            7            6            7
Other interest and fixed charges ..........           153           115           74           47           91
                                                    -----         -----        -----        -----        -----
Total fixed charges (A) ...................         $ 199         $ 166        $ 127        $ 105        $ 145
                                                    =====         =====        =====        =====        =====

Pretax income (loss) with
     applicable adjustments (1)(B) ...........      $(387)        $ 187        $ 295        $ 618        $ 781
                                                    =====         =====        =====        =====        =====

Ratio of (B) to (A) .......................           ***          1.13         2.33         5.89         5.39
                                                    =====         =====        =====        =====        =====


*** Earnings did not cover fixed charges by $586 million in 2001.

-------------------
(1) Applicable adjustments include fixed charges and income (loss) from equity investees.